AMENDED AND RESTATED EXECUTIVE SEVERANCE PLAN OF CLARIVATE PLC
AND SUMMARY PLAN DESCRIPTION
Effective March 23, 2026

AMENDED AND RESTATED EXECUTIVE SEVERANCE PAY PLAN
1.PURPOSE
Clarivate Plc (the “Company”) has established this Amended and Restated Executive Severance Pay Plan of
Clarivate Plc (the “Plan”) for the benefit of certain key executives of the Company, its Affiliates, and its
Subsidiaries. The purpose of the Plan is to provide severance pay and certain other benefits to the Executives when their employment terminates under circumstances covered by the Plan. Benefits provided under the Plan are conditioned on the termination of the Executive’s employment under circumstances covered by the Plan and the execution of a Severance Agreement, which shall include a general release of all claims against the
Company, its Affiliates, and other specified persons, and may include restrictive covenant agreements and such other terms and conditions deemed appropriate by the Committee.
With respect to U.S.-based Executives, the Plan is intended to constitute an “unfunded welfare plan”
maintained by the Company “for the purpose of providing benefits for a select group of management or highly compensated employees” such that it will be, among other things, exempt from the reporting and disclosure requirements of Part 1 of Title I of ERISA. As such, the Plan is a top hat plan within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.
Nothing in this Plan should be read or interpreted as changing the Company policy that all Executives are employed at will, and the Company continues to retain the absolute right and power to terminate any employee, including any Executive, with or without Cause and with or without prior notice. Furthermore, nothing contained in this Plan confers any right or guarantee of continued employment on any employee, including any Executive.
The Plan was originally adopted by the Board, effective as of June 30, 2021. The Board approved this amendment and restatement of the Plan on March 23, 2026, to be effective as of such date.
2.DEFINITIONS
For the purposes of this Plan, the following terms shall have the meanings set forth below:
a.“Administrator” means Clarivate Analytics (US) LLC (“Clarivate”), or the Committee, which has been established by the Company and to which Clarivate has delegated administrative authority pursuant to Article 6.
b.“Affiliate” shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934
(the “Exchange Act”).
c.“Annual Incentive Plan” means the annual incentive plan sponsored by the Company, and any successor plan thereto, in effect at the date of an Executive’s termination of employment.
d.“Base Salary” means the Executive’s annual base salary at the rate in effect on the date of:
i.if there has been a Change in Control, the date of the Change in Control, or if greater, the rate in effect immediately prior to the Executive’s termination of employment with the Company;
or
ii.if there has not been a Change in Control, the rate in effect immediately prior to the
Executive’s termination of employment.

e.“Board” means the Board of Directors of the Company.
f.“Cause” means with respect to each Executive, “Cause” as defined in the applicable employment agreement or offer letter between the Executive and the Company or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean:
i.the Executive’s unauthorized use or disclosure of confidential information or trade secrets of the Company;
ii.the Executive’s material breach of a written agreement between the Executive and the
Company including, without limitation, any employment, confidentiality, non-compete, non-
solicit, or similar agreement;
iii.the Executive’s commission of, indictment for, or entry of a plea of guilty or nolo contendere by the Executive to a felony under the laws of the United States or any state thereof for any crime involving fraud, dishonesty, theft, embezzlement, or moral turpitude, or any similar crime in any jurisdiction outside of the United States;
iv.the Executive’s negligence or willful misconduct in the performance of their duties or the
Executive’s willful or repeated failure or refusal to substantially perform duties reasonably requested or assigned by the Executive’s supervisor or the Board;
v.the Executive’s commission of any act of fraud, embezzlement, material misappropriation, or dishonesty against the Company; or
vi.the Executive’s acts, omissions, or statements which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects, or business relations of the Company.
g.“Change in Control” shall mean the occurrence of any of the following events:
i.any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and
14(d) thereof, “Person”), other than (A) any employee plan established by the Company or any Subsidiary, (B) the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any twelve (12)- month period) the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, “Beneficial Owner”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business)
representing 50% or more of the total voting power of the Shares; provided that the provisions of this subsection 2(g)(i) are not intended to apply to or include as a Change in
Control any transaction that is specifically excepted from the definition of Change in Control under subsection 2(g)(iii) below;
ii.a change in the composition of the Board such that, during any twelve (12)-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing
Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Board immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board;
provided, further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate, or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
iii.the consummation of a merger, amalgamation, or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power and total fair market value of the Shares (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the shares of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the
Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the
Company or its Affiliates other than in connection with the acquisition by the Company or its
Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
iv.the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (1) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (2) no
Change in Control shall be deemed to have occurred upon the acquisition of additional control of the
Company by any Person that is considered to effectively control the Company.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.
h.“Code” means the Internal Revenue Code of 1986, as amended.

i.“Committee” means the Human Resources and Compensation Committee of the Board, or any other committee established by the Board to which Clarivate has delegated administrative authority pursuant to Article 6.
j.“Disability” means the Executive is disabled within the meaning of such term under the Company’s long-term disability plan in effect at the relevant time.
k.“Divestiture” means any sale, transfer, lease, spin-off, split-off, outsourcing or other disposition of a facility, business, business unit, division, subsidiary or assets of the Company or any Subsidiary, whether effected by asset sale, equity sale, merger, amalgamation, consolidation, contribution, joint venture or any other similar transaction.
l.“Divestiture Termination” means the Executive’s termination of employment with the Company or any of its Subsidiaries as a result of, or in connection with, a Divestiture; provided that such
Executive is offered continued employment with the acquirer, transferee or other successor entity on terms that would not constitute Good Reason if the acquirer, transferee or other successor entity were deemed to be the Company for purposes of such definition.
m.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
n.“Executive” means any executive officer of the Company, member of the Executive Leadership
Team of the Company, or other employee of the Company or its Affiliates selected by the Committee who has entered into a Participation Letter; provided that, for the avoidance of doubt, any Executive
Chairman of the Company shall not be an Executive under the Plan.
o.“Executive Leadership Team” means the Company’s Executive Leadership Team, other than any
Executive Chairman of the Company, and any other individual serving in any other position who is specifically approved by the Committee for participation in the Plan as a member of the Executive
Leadership Team.
p.“Good Reason” means with respect to each Executive, “Good Reason” as defined in the applicable employment agreement or offer letter between the Executive and the Company or, if no such agreement or letter exists, or such agreement or letter does not contain a definition of Good Reason, then Good Reason shall mean the occurrence, without the Executive’s consent, of any of the following circumstances:
i.a material diminution in the Executive’s title, authorities, duties, or responsibilities;
ii.a reduction in the Executive’s Base Salary or target bonus opportunity under the Annual
Incentive Plan, including any successor plan thereto;
iii.a material breach by the Company of any provision of the Executive’s employment agreement or offer letter; or
iv.a relocation of the geographic location of the Executive’s principal place of employment by more than 50 miles from the Executive’s then-current principal place of employment;
provided that, in each case, (A) the Executive shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within ninety (90) days following the first occurrence of such circumstances, (B) the Company shall have thirty (30) days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such thirty (30)-day period, the Executive shall terminate his employment not later than sixty (60) days after the end of such thirty (30)-day period.
q.“Participation Letter” means a letter entered into between the Company and a designated employee stating that such employee is eligible for benefits under the Plan.
r.“Severance Agreement” means the written agreement between the Company and the Executive made pursuant to the guidelines of this Plan and setting forth the severance benefits payable to the
Executive under the Plan, any conditions to payment, and such other terms and conditions deemed appropriate or necessary by the Committee.
s.“Share” means an ordinary share in the capital of the Company.
t.“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
3.TERMINATION OF EMPLOYMENT (NO CHANGE IN CONTROL)
If the Company terminates the Executive’s employment without Cause at any time other than during the twelve (12)-month period immediately following a Change in Control and if such termination is not a
Divestiture Termination, the Company shall provide severance benefits to the Executive that shall not be less than the cumulative severance benefits provided for in any employment or severance agreement otherwise entered into between the Company and the Executive, or if none exists, in accordance with the following guidelines as reflected in the Severance Agreement:
a.Severance.
i.A cash amount equal to:
(A)eighteen (18) months of Base Salary; plus
(B)an amount reflecting eighteen (18) months of bonus target under the Annual Incentive
Plan assuming the target bonus had been met at 100% for a full eighteen (18)-month period, with such amount to be calculated based on the Executive’s target bonus and
Base Salary as of the termination of employment.
ii.This cash severance amount shall be paid in a lump sum within sixty (60) days of the effectiveness of the Severance Agreement (and in no event later than March 15th of the calendar year following the date of the Executive’s termination of employment).
b.Equity and Equity-Based Awards.
i.Outstanding and unvested awards of Restricted Stock Units under the Clarivate Plc Amended and Restated 2019 Incentive Award Plan (as may be amended and restated from time to time)
or any successor plan thereto (each, the “Equity Plan”) that have been or will be granted prior to April 1, 2027, shall, to the extent such Restricted Stock Units would have otherwise vested had the Executive’s employment continued over the eighteen (18)-month period following the Executive’s termination date, become vested and be settled on the fifteenth
(15th) day of the month immediately after the later of the effectiveness of the Severance
Agreement and the date of the Executive’s termination of employment but, in any event, no later than March 15th of the calendar year following the date of the Executive’s termination of employment. Except as noted in this Section 3(b), all other terms of any award agreements governing the terms of the Executive’s outstanding Restricted Stock Units shall otherwise remain unchanged and in place.
ii.Outstanding and unvested awards of Restricted Stock Units under the Equity Plan that are granted on or after April 1, 2027, shall become vested and be settled on the fifteenth (15th)
day of the month immediately after the later of the effectiveness of the Severance Agreement and the date of the Executive’s termination of employment but, in any event, no later than
March 15th of the calendar year following the date of the Executive’s termination of employment, in a prorated amount, determined by multiplying each unvested tranche of such
Restricted Stock Units by a fraction, the numerator of which is the number of full months elapsed since the applicable grant date and the denominator of which is the number of full months in the vesting period of the applicable tranche. Except as noted in this Section 3(b), all other terms of any award agreements governing the terms of the Executive’s outstanding
Restricted Stock Units shall otherwise remain unchanged and in place.
iii.No enhanced vesting shall apply to outstanding awards of Performance Share Units under the
Equity Plan, which shall be forfeited and cancelled as provided in such plan and underlying award agreements.
iv.For purposes of any Option Agreement the Executive may have signed, the timeframe for exercise of any outstanding option shall be extended to the date that is the two (2)-year anniversary of December 31st of the year in which the Executive experiences his or her termination of employment, or, if earlier, the expiration date of such option. Except as noted
in this Section 3(b), all other terms of any Option Agreement shall remain unchanged and in place.
c.Other Benefits.
i.To the extent the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) applies, the
Executive shall be entitled to a lump sum payment equal to the applicable monthly COBRA premium payment for the group medical plan in which the Executive was enrolled as of the termination of employment date, multiplied by eighteen (18). This lump sum amount shall be paid as soon as administratively feasible following the Executive’s termination from employment but, in any event, no later than March 15th of the calendar year following the date of the Executive’s termination of employment.
ii.The Executive shall not be entitled to any benefits other than those expressly provided for in this Plan.
4.TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL
If the Company terminates the Executive’s employment without Cause or the Executive resigns for Good
Reason during the twelve (12)-month period immediately following a Change in Control, the Company shall provide severance benefits to the Executive that shall not be less than the cumulative severance benefits provided for in any employment or severance agreement otherwise entered into between the Company and the
Executive, or if none exists, in accordance with the following guidelines as reflected in the Severance
Agreement:
a.Severance.
i.A cash amount equal to:
(A)twenty-four (24) months of Base Salary; plus
(B)an amount reflecting twenty-four (24) months of bonus target under the Annual
Incentive Plan assuming the target bonus had been met at 100% for a full twenty-four
(24)-month period, with such amount to be calculated based on the Executive’s Base
Salary as of the termination of employment.
ii.This cash severance amount shall be paid in a lump sum within sixty (60) days of the effectiveness of the Severance Agreement (and in no event later than March 15th of the calendar year following the date of the Executive’s termination of employment).
b.Equity and Equity-Based Awards.
i.Any unvested outstanding awards of Restricted Stock Units or Performance Share Units under the Equity Plan (or any substitute award thereof) shall become vested in full and be settled and all restrictions shall lapse on the 15th day of the month immediately after the later of the effectiveness of the Severance Agreement and the date of the Executive’s termination of employment but, in any event, no later than March 15th of the calendar year following the date of the Executive’s termination of employment, with Performance Share Units vesting as if all performance objectives had been met at a performance level to be determined by the
Committee at the time of the Change in Control.
ii.For purposes of any Option Agreement the Executive may have signed, the timeframe for exercise of any outstanding option shall be extended to the date that is the two (2)-year anniversary of December 31st of the year in which the Executive experiences his or her termination of employment, or, if earlier, the expiration date of such option. Except as noted
in this paragraph, all other terms of any Option Agreement shall remain unchanged and in place.
c.Other Benefits.
i.To the extent COBRA applies, the Executive shall be entitled to a lump sum payment equal to the applicable monthly COBRA premium payment for the group medical plan in which the
Executive was enrolled as of the termination of employment date, multiplied by twenty- four
(24). This lump sum amount shall be paid as soon as administratively feasible following the
Executive’s termination from employment but, in any event, no later than March 15th of the calendar year following the date of the Executive’s termination of employment.
ii.The Executive shall not be entitled to any benefits other than those expressly provided for in this Plan.

5.GENERALLY APPLICABLE PROVISIONS
a.Administrator Discretion. Notwithstanding anything herein to the contrary, the Administrator reserves the right to provide for benefits under Article 3 or Article 4 that are different in amount or value than those listed above, and the Administrator need not treat each Executive uniformly under this Plan. Any exercise of such discretion will be detailed in the applicable Severance Agreement.
b.Death or Disability. If the Executive dies or incurs a Disability while employed by the Company and prior to any event that would entitle the Executive to any payment or benefits under this Plan, the
Executive will not be entitled to any payment under this Plan.
c.Beneficiary. The Executive shall be entitled to designate a beneficiary in the event he dies while receiving benefits under this Plan but prior to full payment of such benefits. Such beneficiary designation shall be in a form and manner as prescribed by the Committee. In the event the Executive fails to designate a beneficiary, payment shall be made to the Executive’s estate.
d.Impact of Other Benefits. Notwithstanding any provision of this Plan or any agreement to the contrary, if the Executive is entitled to any cash severance, notice (or payment in lieu thereof), or continued health coverage benefits or other termination-related benefits by operation of applicable law or under a contract or arrangement sponsored by or to which the Company or any of its Affiliates is a party in connection with the Executive’s cessation of employment (“Other Benefits”), then the benefits under this Plan will be reduced by the amount of Other Benefits paid or provided to the
Executive. Under no circumstances may an Executive receive severance benefits under both this Plan and as provided for under applicable law or Other Benefits. Unless otherwise expressly provided hereunder, an Executive who is eligible for benefits under both this Plan and under applicable law or
Other Benefits shall receive benefits under that which provides the highest level of benefits.
e.General Release and Restrictive Covenants. As a condition to receiving any benefits under this
Plan, the Executive must sign and return a Severance Agreement, which shall include a general release of claims in the form substantially similar to that required of similarly situated employees of the Company, within forty-five (45) days after the termination of the Executive’s employment and not revoke such release within the time permitted by law (which consideration period and revocation period together may not exceed sixty (60) days following termination of the Executive’s employment). Such Severance Agreement and release may include any restrictive covenants deemed necessary or advisable by the Committee or may require repayment of any benefits under this Plan if the Executive is later found to have committed acts that would have justified a termination for Cause.
f.Funding. No Executive shall acquire by reason of the Plan any right in or title to any assets, funds, or property of the Company. Any amounts payable under the Plan are unfunded obligations of the
Company and shall be paid from the general assets of the Company. No officer, director, or agent of the Company guarantees in any manner the payment of benefits under the Plan.
g.Non-Assignment. Benefits payable under the Plan shall not be subject to alienation, pledge, sale, transfer, assignment, attachment, execution, or encumbrance of any kind and any attempt to do so shall be void, except as required by law.
h.Tax Withholding. Any payments that an Executive receives under this Plan shall be subject to all required tax withholding. The Executive will bear the cost of any taxes not withheld on benefits provided under this Plan, regardless of whether withholding is required.

i.Section 409A of the Code.
i.The amounts payable or benefits to be provided pursuant to this Plan generally are intended to be separate payments that are exempt from Section 409A of the Code by reason of the
“short-term deferral” exception set forth in Section 1.409A-1(b)(4), the involuntary separation pay exception set forth in Section 1.409A-1(b)(9)(iii), or certain other separation pay exceptions set forth in Section 1.409A-1(b)(9)(v) of the Code. Notwithstanding the
foregoing, if a general release is required then no payment shall be made until the end of the forty-five (45)-day determination period and the expiration of the revocation period described under Section 5(e) (which consideration period and revocation period together may not exceed sixty (60) days following termination of the Executive’s employment); such determination shall not preclude application of the short-term deferral exception under
Section 409A of the Code. If the period during which the Executive may execute the general release begins in one calendar year and ends in the next calendar year, then the payments will not commence until the second calendar year. To the extent that an amount payable or benefits to be provided under this Plan do not comply with any of the foregoing exceptions or other exceptions or exemptions from Code Section 409A, including but not limited to the de minimis exception, the exception for certain indemnification and liability insurance plans, and the like under the Code, then the amount shall be subject to the following rules:
(A)Notwithstanding anything contained in this Plan to the contrary, if on the date of termination of the Executive’s employment the Executive is a “specified employee,”
within the meaning of Section 409A of the Code and the Company’s policy for determining specified employees, then to the extent required in order to comply with
Section 409A of the Code, all payments, benefits, or reimbursements paid or provided under this Plan that constitute a “deferral of compensation” within the meaning of
Section 409A of the Code, that are provided as a result of a “separation from service”
within the meaning of Section 409A of the Code and that would otherwise be paid or provided during the first six (6) months following the date of such termination of employment shall be accumulated through and paid or provided (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of termination of employment) within thirty (30) days after the first business day following the six (6)-month anniversary of such termination of employment (or, if the
Executive dies during such six (6)-month period, within thirty (30) days after the
Executive’s death), if and to the extent required by Section 409A of the Code.
(B)For purposes of this Plan, the phrase “termination of employment” or words or phrases of similar import shall mean a “separation from service” with the Company within the meaning of Section 409A of the Code. In this regard, the Company and the Executive shall take all steps necessary (including with regard to any post-termination services by the Executive) to ensure that (1) any termination of employment under this Plan constitutes a “separation from service” within the meaning of Section 409A of the
Code, and (2) the date on which such separation from service takes place shall be the date of the termination of employment for purposes of this Plan.
(C)The Executive’s right to receive any installment payments pursuant to this Plan shall be treated as a right to receive a series of separate and distinct payments.

(D)It is intended that the payments and benefits provided under this Plan shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Company shall not take any action that would be inconsistent with such intent. Without limiting the foregoing, the payments and benefits provided under this Plan may not be deferred, accelerated, extended, paid out, or modified in a manner that would result in the imposition of an additional tax under
Section 409A of the Code upon the Executive. Although the Company shall use its best efforts to avoid the imposition of taxation, interest, and penalties under Section
409A of the Code, the tax treatment of the benefits provided under this Plan is not warranted or guaranteed. Neither the Company, its Affiliates, nor their respective directors, officers, employees, or advisers shall be held liable for any taxes, interest, penalties, or other monetary amounts owed by the Executive or other taxpayers as a result of the failure of this Plan to be exempt from or comply with Section 409A of the
Code.
j.No Employment Contract. Nothing contained in this Plan shall be construed to be an employment contract between the Executive and the Company. The Executive is employed at will, and the
Company and the Executive may terminate the Executive’s employment at any time, for any reason or for no reason whatsoever.
k.No Shareholder Rights. Neither the action of the Company in establishing this Plan nor any action taken by it or the Committee under the provisions hereof, nor any provision of the Plan, shall be construed as giving to any Executive the legal or equitable rights of a shareholder. This Plan is intended to compensate key executives for their past and future performance on behalf of the
Company.
l.Amendment and Termination. This Plan may be modified, amended, suspended, or terminated, at any time and from time to time, only by resolution adopted by the Committee or its delegate;
provided, however, that any modification, amendment, suspension, or termination which would materially adversely affect the rights or potential rights of any Executive as of the date of such action shall not be effective against such Executive without his or her prior written consent. Notwithstanding the foregoing, this Plan may not be terminated or amended in a manner which would adversely affect the rights or potential rights of any Executive if such action is taken in connection with, in anticipation of, on, or during the twelve (12)-month period following, a Change in Control.
m.Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity of such provision shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had been excluded.
n.Successors. This Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, and successors. Any reference in this Plan to the Company shall be deemed a reference to any successor (whether direct or indirect, by purchase of shares or assets, merger or consolidation, or otherwise) to all or substantially all of the business and/or assets of the
Company; provided that the Executive’s employment by a successor employer shall not be deemed a termination of the Executive’s employment with the Company.
o.Governing Law. It is expressly intended that ERISA preempt the application of state laws to this
Plan to the maximum extent permitted by Section 514 of ERISA. To the extent that state law is applicable, the interpretation, performance, and enforcement of this Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.
6.ADMINISTRATION
a.Administrator. Clarivate is the Administrator of the Plan and, for purposes of the Executives subject to ERISA’s protections (i.e., U.S.-based Executives), Clarivate is the “named fiduciary” within the meaning of ERISA. Clarivate has delegated the authority to administer the Plan to the Committee.
b.Powers of the Committee. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Committee shall have the discretionary authority to interpret and construe the terms of the Plan and determine all questions arising in the administration, interpretation, and application of the Plan; such determinations to be presumptively conclusive and binding on all persons to the maximum extent allowed by law, and uniformly and consistently applied to all persons in similar circumstances; adopt such rules and procedures as it deems necessary, desirable, or appropriate for the administration of the Plan; appoint such agents, counsel, accountants, consultants, and other persons as may be required to administer the
Plan; determine all claims for benefits, and take such further action as the Administrator shall deem advisable in the administration of the Plan.
c.Delegation. The Committee shall have the discretionary authority to delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Committee shall be entitled to rely in good faith upon any opinions or reports furnished to it by any such experts or other persons.
d.Change in Control. Notwithstanding any other provision of the Plan, upon a Change in Control, the
Committee, as constituted immediately before the Change in Control, with such changes in the membership thereof as may be approved from time to time following the Change in Control by a majority of such Committee as constituted immediately before the Change in Control, shall have sole and exclusive authority and responsibility (i) to control and manage the operation and administration of the Plan, with respect to the Executives participating in the Plan immediately prior to the Change in Control, (ii) for determining the amount of payments and benefits to which the Executives may become entitled on or following the Change in Control, and (iii) to amend or terminate the Plan with respect to such Executives. The Company (or any successor thereto) shall not have the right to appoint members to or remove members from such Committee following, or otherwise in connection with, the Change in Control.

APPENDIX A
ERISA INFORMATION FOR U.S.-BASED EXECUTIVES
The Plan is an unfunded welfare benefit plan for purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”) and a severance pay plan within the meaning of United States Department of Labor regulations Section 2510.3-2(b). The Plan is also intended to be maintained by the Company “for the purpose of providing benefits for a select group of management or highly compensated employees” such that it will be, among other things, exempt from the reporting and disclosure requirements of Part 1 of Title I of ERISA.
As such, the Plan is intended to be a top hat plan within the meaning of Sections 201(2), 301(a)(3) and
401(a)(1) of ERISA. This document serves as both the Plan document and the Summary Plan Description for the Plan for all purposes under ERISA. This Appendix A shall not apply to Executives outside of the United
States who are otherwise subject to local law regarding terms and conditions of employee benefits.
1.CLAIMS PROCEDURES
a.Claim for Benefits. No Executive, beneficiary, or any other person or entity is required to file a formal claim to receive any benefits to which he or she is entitled under the Plan. However, each Executive, beneficiary, or any other person or entity who believes that he or she is entitled to a benefit under the
Plan which he or she has not received (“Claimant”) must file a written claim for such benefits under the Plan with the Administrator to claim any such benefits. A Claimant shall furnish the Administrator with such documents, evidence, data, or information in support of his or her claim as he or she considers necessary or desirable. A Claimant may appoint a representative to pursue any claim or appeal of an adverse benefit determination on his or her behalf, provided that he or she furnishes the
Administrator with a written notice, signed by the Claimant, authorizing the representative to act on his or her behalf in pursuing a benefit claim or appeal.
b.Initial Claim Review. The Administrator shall review the claim when filed and advise the Claimant as to whether the claim is approved or denied. If the claim is wholly or partially denied, the Administrator shall furnish a written or electronic denial within a reasonable period of time, but not later than ninety
(90) days after receipt of the claim by the Plan, unless the Administrator determines that special circumstances require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing a claim is required, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety (90)-day period, which shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render a decision. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. If the Administrator denies the claim for a benefit in whole or in part, the
Administrator shall provide the Claimant a written or electronic notice of the adverse benefit determination. The notification shall set forth, in a manner calculated to be understood by the Claimant:
(i) the specific reason or reasons for the adverse benefit determination; (ii) reference to the specific Plan provisions on which the determination is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under
ERISA Section 502(a) following an adverse benefit determination on review.
c.Appeal of Adverse Benefit Determination. If the claim is denied, a Claimant may appeal the denial of the claim to the Administrator within sixty (60) days after receipt of the adverse benefit determination.
The appeal shall be in writing addressed to the Administrator and shall state the reason why the
Administrator should grant the appeal. The Claimant may submit written comments, documents, records, and other information relating to his or her claim for benefits. Upon request and free of charge,

the Claimant shall be provided reasonable access to, and copies of, all documents, records and other information relevant to his claim, as determined under Appendix A, Section 1(g). The Administrator shall conduct a full and fair review of the claim that takes into account all comments, documents, records, and other information submitted by the Claimant or his or her authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review shall not afford deference to the initial benefit determination and shall be conducted by one or more individuals who are neither those who made the adverse benefit determination that is the subject of the appeal, nor the subordinates of such individuals.
d.Timing of Review on Appeal. The Administrator shall notify the Claimant of the determination on review within a reasonable period of time, but not later than sixty (60) days after receipt of the appeal unless the Administrator determines that special circumstances require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, the Administrator shall notify the Claimant in writing prior to the termination of the initial sixty (60)-day period, indicating the special circumstances that require an extension of time and the date the Plan expects to render a determination on appeal. In no event shall such extension exceed a period of sixty (60) days from the end of such initial period. Notwithstanding the foregoing, if the
Administrator holds quarterly meetings, the Administrator shall instead make a benefit determination no later than the date of the meeting that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within thirty (30) days preceding the date of such meeting. In such case, a benefit determination may be made no later than the date of the second meeting following the
Plan’s receipt of the request for review. If special circumstances (such as the need to hold a hearing)
require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Administrator following the Plan’s receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Administrator shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.
e.Denial on Appeal. If the Administrator denies the claim on appeal, it shall furnish the Claimant a written or electronic adverse benefit determination, stating the reasons for the denial in a manner calculated to be understood by the Claimant, and shall make specific references to the pertinent Plan provisions on which the benefit determination is based. The notification of the benefit determination also shall include a statement of the Claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the
Claimant’s claim for benefits and the Claimant’s right to bring a civil action under Section 502(a) of
ERISA no later than one (1) year after the final adverse determination on appeal. The Administrator’s decision upon appeal, or the Administrator’s initial decision if no appeal is taken, shall be final, conclusive, and binding on all parties, subject to review or correction pursuant to a civil action under
Section 502(a) of ERISA only to the extent that such decision is shown by clear and convincing evidence to be arbitrary and capricious.
f.Review Following a Change in Control. Notwithstanding the foregoing, following a Change in
Control (and thereafter to the extent the issue in question relates to a termination of employment on or following the Change in Control of Executives participating in the Plan immediately prior to the
Change in Control), with respect to Executives participating in the Plan immediately prior to the
Change in Control, the Committee described in Section 6(d) of the Plan shall review and administer all claims, and any appeals of claim denials, of Executives participating in the Plan immediately prior to the Change in Control, and any such decisions with respect to Executives participating in the Plan immediately prior to the Change in Control shall be subject to de novo review in the courts.

g.Relevant Documents and Records. For purposes of the foregoing claim procedures, a document, record, or other information is “relevant” if it: (i) was relied on in making the claim decision; (ii) was submitted, considered, or generated in making the decision; or (iii) demonstrates compliance with the
Plan’s procedural and administrative safeguards.
h.Exhaustion of Claims Procedures. Completion of the claims procedures described in this Appendix A,
Section 1 is a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by any current or former Executive, beneficiary, or any other person or entity claiming rights in connection with the Plan. After exhaustion of the Plan’s claims procedures, any further legal action taken against the Plan or its fiduciaries by the Claimant for benefits under the Plan shall be filed in a court of law no later than one (1) year after the final adverse determination on appeal. No action at law or in equity shall be brought to recover benefits under this
Plan until the appeal rights provided in this Appendix A, Section 1 have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part.
2.ERISA RIGHTS
Eligible Executives in the Plan are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:
Receive Information about the Plan and Benefits
•Examine, without charge, at the Plan Administrator’s office, all documents governing the Plan, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.
•Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, copies of the latest annual report (Form 5500 Series), and an updated summary plan description.
The Plan Administrator may make a reasonable charge for the copies.
•Receive a summary of the Plan’s annual financial report (if any). The Plan Administrator may be required by law to furnish each participant with a copy of this summary annual report.
Prudent Actions of Fiduciaries
In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of Plan participants and beneficiaries. No one, including the Company or any other person, may fire or otherwise discriminate against a Plan participant under the Plan or prevent the participant from obtaining a Plan benefit or exercising a right under ERISA.
Enforcing Rights
If the claim for a Plan benefit is denied or ignored, in whole or in part, a participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA, there are steps a participant can take to enforce the above rights. For instance, if the participant requests a copy of the Plan documents or the latest annual report from the Plan Administrator and does not receive them within thirty (30) days, the participant may file suit in a federal court. In such case, the court may require the Plan Administrator to provide the materials and pay the participant up to $110 a day until the participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.
If the participant has a claim for benefits that is denied after exhaustion of the appeal process, or is ignored, in whole or in part, the participant may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if a participant is discriminated against for asserting the participant’s rights, the participant may seek assistance from the U.S. Department of Labor or file suit in a federal court.
The court will decide who should pay court costs and legal fees. If the participant is successful, the court may order the person the participant sued to pay these costs and fees. If the participant loses, the court may order the participant to pay these costs and fees, for example, if it finds the claim is frivolous.
Assistance with Questions
If a participant has any questions about the Plan, the participant should contact the Plan Administrator. If a participant has any questions about this statement or about rights under ERISA, or needs assistance in obtaining documents from the Plan Administrator, the participant should contact the nearest office of the
Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S.
Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. Executives may also obtain certain publications about participant rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.
3.GENERAL PLAN INFORMATION

Plan Name:	Amended and Restated Executive Severance Pay Plan of Clarivate Plc
Type of Plan:	The Plan is an unfunded severance pay plan, which is a welfare benefit plan under ERISA
Plan Sponsor:	Clarivate Analytics (US) LLC
Plan Sponsor’s Employer Identification Number:	23-1569117
Plan Administrator:	Clarivate Analytics (US) LLC 789 East Eisenhower Parkway Ann Arbor, MI 48108
Agent for Service of Legal Process:	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
Plan Year:	Calendar year